EXHIBIT 99.1

1615 SOUTH 52nd STREET, TEMPE, ARIZONA (480) 449-8900 FAX (480) 449-8929

For Release Contact	June 12, 2007
(480) 449-8900
Norman Stout, Chief Executive Officer

(212) 355-4449
Steve Frankel / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher

INTER-TEL ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD

TEMPE, Arizona June 12, 2007: Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) today announced the expiration of the Hart-Scott-Rodino Act statutory antitrust waiting period for the pending merger of Inter-Tel and a wholly owned acquisition subsidiary of Mitel Networks Corporation. The expiration satisfies a condition to the closing of the merger, and no further antitrust approvals are required to complete the merger. The companies continue to expect the transaction will close in early July 2007, subject to other customary conditions, including approval by Inter-Tel stockholders at a special meeting of stockholders scheduled for June 29, 2007. As previously announced, the Mitel merger agreement provides for Mitel to acquire all outstanding shares of Inter-Tel for $25.60 per share in cash.

Inter-Tel CEO Norman Stout said, “Expiration of the waiting period without a second request for information represents a significant milestone towards the completion of our combination with Mitel. We remain on schedule to close the transaction in early July, and deliver the considerable benefits of this transaction to our stockholders, employees and customers.”

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North

America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the pending acquisition of Inter-Tel by Mitel. Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Inter-Tel. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition by Mitel, including that the proposed Mitel acquisition does not close, the impact of price pressures exerted by competitors, and general market trends or economic changes.

Additional Information

In connection with the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger with Mitel. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement.

Inter-Tel and the Inter-Tel logo, are trademarks of Inter-Tel (Delaware) Incorporated.